EXHIBIT 99.1

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FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith Chief Financial Officer (773) 380-6587	Leslie Loyet Analyst Inquiries (312) 640-6672

FOR IMMEDIATE RELEASE
THURSDAY, OCTOBER 2, 2008

DEERFIELD CAPITAL CORP. ANNOUNCES CONVERSION TO A C-CORP AND TERMINATION OF REIT STATUS

Results in Potential Future Tax Savings of Approximately $80-$84 Million and 2008 Tax Savings of
Approximately $8-$12 Million

Company also Announces 1-for-10 Reverse Stock Split and Intention to Transfer its Stock Listing to
NASDAQ

CHICAGO, October 2, 2008 — Deerfield Capital Corp. (NYSE: DFR) today announced the company’s conversion to a C corporation (C-corp) to maximize its use of significant tax benefits in an effort to increase stockholder value. The tax benefits available upon conversion to a C-corp primarily represent the future tax savings expected from deductible losses on interest rate swaps and a likely 2008 net operating loss (NOL) carry forward, both of which can be used to offset taxes otherwise due within the next twenty years. The interest rate swap losses and NOL carry forward are expected to aggregate approximately $200-$210 million at the end of 2008 that can be used as a dollar-for-dollar offset to taxable income, which translates into potential future year tax savings of approximately $80-$84 million.

The conversion to a C-corp will be retroactive to January 1, 2008. The company and its subsidiaries will file a consolidated C-corp income tax return for 2008 and expect to use the interest rate swap losses and NOL carry forward to offset any taxable income generated by entities in the consolidated group. The company estimates near-term cash savings, due to lower income tax payments as a C-corp, of approximately $8 to $12 million for 2008.

Commenting on the company’s intention to convert to a C-corp, Jonathan Trutter, chief executive officer, said, “As previously communicated, the company has been exploring alternative legal and tax structures to enhance stockholder value. After a thorough analysis, we determined that it is in DFR’s and its stockholders’ best interest to convert to a C-corp. In fact, the conversion to a C-corp is expected to lower corporate costs and provide more flexibility in decisions involving investments of capital at DFR. The strategic committee of the company’s board of directors continues to work with UBS Investment Bank to explore strategic opportunities to enhance stockholder value, and conversion to a C-corp will not impede this process.”

The company also announced today, that in connection with its planned conversion to a C-corp, the company entered into agreements with the holders of its Series A and Series B Senior Secured Notes and trust preferred securities to eliminate covenants requiring the company to maintain its real estate investment trust (REIT) status.

On October 1, 2008, the company notified the New York Stock Exchange (NYSE) that it had terminated its REIT status.  The termination of the company’s REIT status constitutes a failure to maintain compliance with a NYSE continued listing standard.  In anticipation of the foregoing, the company submitted a listing application to the NASDAQ and is working to ensure a smooth transition of its common stock listing from the NYSE to the NASDAQ.  The company’s stock is expected to continue to trade under the ticker symbol “DFR.”  In an effort to ensure compliance with the NASDAQ’s initial listing standards, the company’s board of directors has approved a 1-for-10 reverse stock split.  The company currently expects the effective date for the reverse stock split to be October 16, 2008.

About the Company

Deerfield Capital Corp. is a Maryland corporation with a principal investing portfolio comprised of fixed income investments, including residential mortgage backed securities (RMBS), government securities and corporate debt. In addition, through its subsidiary, Deerfield Capital Management LLC, the company manages client assets, including government securities, corporate debt, RMBS and asset backed securities.

For more information, please go to the company website, at www.deerfieldcapital.com

* * Notes to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions, the accurate prediction of which may be difficult and involve the assessment of events beyond the control of Deerfield Capital Corp. and its subsidiaries (DFR). Forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

Various factors could cause DFR’s actual results to differ materially from those described in any forward-looking statements. These factors include, but are not limited to: changes in economic and market conditions, particularly as they relate to the market for debt securities, such as mortgage-backed securities, and collateralized debt obligations; changes in DFR’s investment, hedging or credit strategies or the performance of its investment portfolios; the effects of defaults or terminations under, and DFR’s ability to enter into replacement transactions with respect to, repurchase agreements, interest rate swaps and long-term debt obligations; reductions in DFR’s assets under management and related management and advisory fee revenue; changes to DFR’s tax status; DFR’s ability to forecast its tax attributes, which are based upon various facts and assumptions, and its ability to protect and use its net operating losses to offset taxable income; DFR’s ability to maintain compliance with its existing debt instruments and other contractual obligations; restrictions contained in DFR’s existing debt instruments; DFR’s ability to maintain its exemption from registration as an investment company pursuant to the Investment Company Act of 1940; DFR’s ability to comply with the initial listing standards of the NASDAQ and maintain compliance with NASDAQ’s continued listing requirements or those of another securities exchange; the cost, uncertainties and effect of any legal and administrative proceedings, such as the current Securities and Exchange Commission investigation into certain mortgage-backed securities trading procedures in connection with which the SEC has requested certain information from DFR regarding certain of its mortgage securities trades; DFR’s ability to complete the integration of, and realize the economic benefits of, its acquisition of Deerfield Capital Management LLC; and changes in, and the ability of DFR to remain in compliance with, law, regulations or government policies affecting DFR’s business, including investment management regulations and accounting standards.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K, as amended, for the year ended December 31, 2007, DFR’s quarterly reports on Form 10-Q for the quarters ended June 30 and March 31, 2008 and DFR’s other public filings with the SEC and public statements. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.